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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           HIGHWOODS PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Maryland                                  56-1871668
       -----------------------               ---------------------------------
       (State of Incorporation               (IRS Employer Identification No.)
          or Organization)

           3100 Smoketree Court, Suite 600
               Raleigh, North Carolina                    27604
       ----------------------------------------         ----------
       (Address of Principal Executive Offices)         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
       -------------------                      ------------------------------
Depositary Shares, each representing            New York Stock Exchange
1/10 of an 8% Series D Cumulative
Redeemable Preferred Share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form
relates:                                                            333-31183
                                                                 --------------
                                                                 (If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


       The securities of Highwoods Properties, Inc. (the "Registrant") to be registered on the New York Stock Exchange are certain Depositary Shares ("Depositary Shares"), each representing 1/10 of an 8% Series D Cumulative Redeemable Preferred Share, $.01 par value, $250.00 liquidation preference (collectively, the "Series D Preferred Shares"), of the Registrant. A description of the Depositary Shares and the Series D Preferred Shares is set forth under the caption "Description of Series D Preferred Shares and Depositary Shares" on pages S-23 through S-26 of the prospectus supplement dated April 16, 1998, which prospectus supplement was filed on April 17, 1998 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and made a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-31183). Such description shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2.       EXHIBITS.

1.       (1)      Deposit Agreement, dated April 23, 1998, among the
                  Registrant, First Union National Bank, as preferred share depositary, and all holders from time to time of Receipts
                  (as defined therein).

2.       (1)      Articles Supplementary of the Registrant

3.       (1)      Form of certificate representing the Series D Preferred Shares

4.       (1)      Form of the Depositary Receipt evidencing the Depositary
                  Shares
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(1)      Filed as part of the Company's Current Report on Form 8-K dated April
         20, 1998 and incorporated herein by reference.



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                                    SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                HIGHWOODS PROPERTIES, INC.



Date:  April 30, 1998           By:  /s/ Carman J. Liuzzo
                                     ---------------------------------
                                     Carman J. Liuzzo
                                     Vice President and Chief Financial Officer



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